UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017

Tanger Factory Outlet Centers, Inc.

Tanger Properties Limited Partnership

(Exact Name of Registrant as Specified in Charter)

North Carolina North Carolina	1-11986 333-03526-01	56-1815473 56-1822494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408

(Address of Principal Executive Offices, including Zip Code)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408

(Address of Principal Executive Offices, including Zip Code)

(336) 292-3010

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2017, Tanger Factory Outlet Centers, Inc. (the “Company”), and its operating partnership, Tanger Properties Limited Partnership (the “Operating Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc. and U.S. Bancorp Investments, Inc., pursuant to which the Operating Partnership agreed to sell $300 million of 3.875% senior notes due 2027 (the “Notes”). The Notes were offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to a shelf registration statement on Form S-3. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are included with this report:

Exhibit 1.1	Underwriting Agreement, dated June 28, 2017, by and among Tanger Factory Outlet Centers, Inc., Tanger Properties Limited Partnership, Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc. and U.S. Bancorp Investments, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2017

TANGER FACTORY OUTLET CENTERS, INC.

By:	/s/ James F. Williams
James F. Williams
Senior Vice President and Chief Financial Officer

TANGER PROPERTIES LIMITED PARTNERSHIP

By: TANGER GP TRUST, its sole general partner

By:	/s/ James F. Williams
James F. Williams
Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.

Exhibit 1.1	Underwriting Agreement, dated June 28, 2017, by and among Tanger Factory Outlet Centers, Inc., Tanger Properties Limited Partnership, Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc. and U.S. Bancorp Investments, Inc.